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                                                                     EXHIBIT 5.1
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MORGAN, LEWIS & BOCKIUS LLP
ONE COMMERCE SQUARE
417 WALNUT STREET
HARRISBURG PA  17101
TEL:  (717) 237-4000
FAX:  (717) 237-4004


November 22, 1995


Susquehanna Bancshares, Inc.
26 North Cedar Street
P.O. Box 1000
Lititz, PA  17543

Re:  Susquehanna Bancshares, Inc.
     Registration Statement on Form S-3
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Gentlemen:

We have acted as counsel for Susquehanna Bancshares, Inc., a Pennsylvania corporation (the "Company"), in connection with the preparation of the subject registration statement, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), to register the public offering of up to 1,725,000 shares of the common stock, par value $2.00 per share, of the Company (the "Common Stock"), including a maximum of 225,000 shares subject to an over-allotment option, pursuant to an underwriting agreement (the "Underwriting Agreement") to be entered into between the Company and Oppenheimer & Co., Inc., Keefe, Bruyette & Woods, Inc. and Legg Mason Wood Walker, Incorporated, as representatives of the several underwriters named therein (the "Underwriters"). In this connection, we have reviewed (a) the Registration Statement; (b) the Company's Articles of Incorporation, as amended, and Bylaws; and (c) certain records of the Company's corporate proceedings as reflected in its minute books. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

In our opinion, the shares of Common Stock to be sold by the Company as described in the Registration Statement (when and to the extent purchased by the Underwriters in accordance with the Underwriting Agreement) will be legally issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to all references to our firm in the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission thereunder.


Very truly yours,



MORGAN, LEWIS & BOCKIUS LLP